FORM OF AMENDMENT NO. 63

TO THE DECLARATION OF TRUST OF

NORTHERN FUNDS

(a Delaware statutory trust)

This Amendment No. 63 (the “Amendment”) to the Agreement and Declaration of Trust of Northern Funds (the “Trust”) amends, effective May 21, 2026, the Agreement and Declaration of Trust of the Trust dated as of February 7, 2000, as amended (the “Declaration”).

WHEREAS, on May 21, 2026, the Board of Trustees of the Trust unanimously voted to establish eleven additional series of shares of beneficial interest of the Trust as follows (each a (“New Fund,” and together, the “New Funds”);

•  Northern Trust Equity Income ETF

•  Northern Trust California Tax-Exempt Bond ETF

•  Northern Trust New York Tax-Exempt Bond ETF

•  Northern Trust 2031 Tax-Exempt Distributing Ladder ETF

•  Northern Trust 2036 Tax-Exempt Distributing Ladder ETF

•  Northern Trust 2046 Tax-Exempt Distributing Ladder ETF

•  Northern Trust 2056 Tax-Exempt Distributing Ladder ETF

•  Northern Trust 2031 Inflation-Linked Distributing Ladder ETF

•  Northern Trust 2036 Inflation-Linked Distributing Ladder ETF

•  Northern Trust 2046 Inflation-Linked Distributing Ladder ETF

•  Northern Trust 2056 Inflation-Linked Distributing Ladder ETF

NOW, THEREFORE, the Declaration is hereby amended as follows:

1.	An unlimited number of authorized, unissued and unclassified shares of beneficial interest of the Trust be, and hereby are, classified into each initial classes of shares in each of the New Funds.

2.	Pursuant to Section 1 of Annex A to the Declaration, the Board hereby designates that each New Fund shall operate as an exchange-traded fund.

3.

Subject to Annex A, each share of each New Fund shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption that are set forth in the Declaration with respect to its shares of beneficial interest.

4.	All references in the Declaration of Trust to the “Declaration” shall mean the Declaration of Trust as amended by this Amendment.

5.	Except as specifically amended by this Amendment, the Declaration of Trust is hereby confirmed and remains in full force and effect.